CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42153) of CHS Inc. and subsidiaries of our report dated October 28, 2004 relating to the financial statements, which appears in this Form 10-K/A.
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 12, 2005